                                                                    EXHIBIT 4.1



                                    HIE, INC.

                         REVISED SUBSCRIPTION AGREEMENT

SUBSCRIBER:
                                       ---------------------------------------

SECURITIES SUBSCRIBED FOR:             _____  Shares of 8.5% Series B Cumulative
                                       Convertible Exchangeable Preferred Stock, no par value

AGGREGATE PURCHASE PRICE:              $
                                        ------------

--------------------------------------------------------------------------------

THE SECURITIES ISSUED HEREUNDER HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES AUTHORITIES IN ANY COUNTRY. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY U.S. OR OTHER SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES REVIEWED OR DETERMINED THE ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SUBSCRIPTION OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. INVESTORS MUST RELY ON THEIR OWN ANALYSIS OF THE SUBSCRIPTION AND ASSESSMENT OF THE BUSINESS, TAX, AND OTHER RISKS INVOLVED.

         SUBSCRIPTION AGREEMENT, dated as of ___________, 1999 (the "Agreement"), by and between HIE, Inc., a Georgia corporation (the "Company"), and ________________ [NAME OF INVESTOR], a ___________________ [STATE WHETHER AN
INDIVIDUAL OR ENTITY, AND IF ENTITY, PLEASE DESCRIBE] (the "Investor").

                              W I T N E S S E T H:

         The Company desires to sell, and the Investor desires to buy, an aggregate of __________ shares (the "Shares") of the Company's 8.5% Series B Cumulative Convertible Exchangeable

Preferred Stock, no par value (the "Series B Preferred Stock"), at a purchase price of $10.00 per Share.

         The Company is described in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, its Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, its Proxy Statement for its 1999 Annual Meeting of Shareholders, and its Confidential Private Placement Memorandum and exhibits thereto dated August 14, 1999, as supplemented and amended on September 14, 1999 (as so supplemented and amended, the "Memorandum") (collectively, the "Disclosure Documents"), each of which has been provided to the Investor.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Subscription.

            (a) Subject to the terms and conditions of this Agreement, the Investor agrees to subscribe, and the Company agrees to issue to the Investor, the number of shares of Series B Preferred Stock as set forth above. The Series B Preferred Stock, the shares of the Company's common stock, par value $.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), into which it may be converted, and the subordinated notes for which it may be exchanged (the "Convertible Debentures") are sometimes referred to collectively herein as the "Securities".

            (b) The Investor agrees to deliver to American Fronteer Financial Corporation, as placement agent ("AFFC"), (i) $_________ , representing the aggregate purchase price of the Shares (the "Purchase Price"), by wire transfer or by the Investor's check and (ii) a completed and duly executed Accredited Investor Questionnaire, in the form attached to the Memorandum. Funds shall be deposited in escrow and shall be released only upon satisfactory evidence of completion of all conditions referred to herein.

            (c) The minimum purchase for any Investor is 2,500 Shares.

            (d) The Investor hereby acknowledges and agrees that this Agreement is irrevocable and that, except as provided under applicable state securities laws, the Investor is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the Investor's heirs, executors, administrators, successors, legal representatives, and assigns. If the Investor is more than one person, the obligations of such Investors hereunder shall be joint and several, and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and each such person's heirs, executors, administrators, successors, legal representatives, and assigns.

            (e) The Investor acknowledges that this subscription shall not be effective until accepted by the Company. The Investor hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Investor, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing.

In the case of a rejection, any payments and copies of all executed subscription documents (including this Agreement) will be promptly returned to the Investor (without interest).

         2. Closing. The closing (the "Closing") of the purchase and sale of the Shares subscribed for hereby (the "Offering") shall occur on or about September 24, 1999 or, if AFFC elects in its sole discretion, and gives two days prior written notice to the Company, such earlier date on which the closing conditions specified in Sections 10 and 11 of this Agreement shall have been satisfied or waived, or, if the subscription period is extended as set forth below, such later date as shall be mutually agreed to by the Company and the placement agent (any such date, the "Closing Date"). At the Closing, the Company will deliver to the Investor: (a) one executed copy of this Agreement; (b) a stock certificate representing the Investor's ownership of the Shares subscribed for hereby; and
(c) such other certificates, instruments, and documents as are otherwise set forth herein or contemplated hereby.

         3. Expiration of the Subscription Period.

         (a) The subscription period will expire on September 22, 1999, unless
(i) the Company elects, in its sole discretion, to terminate the Offering earlier, (ii) AFFC elects an earlier Closing Date as set forth in Section 2, or
(iii) extended by mutual agreement of the Company and AFFC for an additional period not to exceed five calendar days from September 22, 1999 (each an "Expiration Date").

         (b) If the Offering is terminated by the Company pursuant to Section 3(a)(i) or if the closing conditions specified in Sections 10 and 11 of this Agreement are not satisfied by the applicable Expiration Date, the Offering will be terminated and the Company will not issue the Shares, the Company will not be entitled to payment of the Purchase Price for the Shares, and all escrowed funds representing the Purchase Price will be returned to the Investor[s] without interest.

         4. Placement Agent. The Series B Preferred Stock is being offered and sold by the Company with the assistance of AFFC acting as the exclusive placement agent. As a part of its fees for such services, AFFC will receive substantial compensation in the form of cash.

         5. Representations and Warranties by the Investor. The Investor hereby represents and warrants to the Company that:

            (a) It is an "accredited investor" as that term is defined in Rule 501(a) under the Act.

            (b) The information contained in the Investor's Accredited Investor Questionnaire is true and complete.

            (c) It has received and read the Disclosure Documents and has evaluated the risks of investing in the Company.

            (d) It has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering, and to obtain additional information necessary to verify the accuracy of the information contained in the Disclosure Documents or such other information as it desired in order to evaluate its investment in the Shares.

            (e) In making the decision to purchase the Shares herein subscribed for, it has relied solely upon the Disclosure Documents, the representations, warranties, agreements, undertakings, and acknowledgments of the Company in this Agreement and independent investigations made by such Investor.

            (f) It understands that an investment in the Company involves certain risks and the Investor has taken full cognizance of and understands such risks, including those set forth in the Disclosure Documents, the Risk Factors section of the Memorandum, and the footnotes to the Company's financial statements in its 10-K and 10-Q.

            (g) It understands that none of the Securities has been registered under the Act, and agrees that none of the Securities may be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Act and subject to the terms of this Agreement.

            (h) It understands that no federal or state agency has made any finding or determination as to the fairness of the investment in, or any recommendation or endorsement of, the Shares.

            (i) The Securities herein subscribed for are being acquired by the Investor in good faith solely for the account of the Investor, for investment purposes, and not with a view of subdivision, distribution, or resale.

            (j) The Investor understands that the Securities are "restricted securities" within the meaning of the Act, and certificates representing the Securities are legended with certain restrictions on the resale of the Securities and that the Securities may not be resold without a valid exemption from registration under the Act, or until a registration statement is filed with respect thereto under the Act. Accordingly, the Investor is aware that there are legal and practical limits on its ability to sell or dispose of the Securities, and therefore that the Investor must bear the economic risk of the investment for an indefinite period of time. The Investor has adequate means of providing for the Investor's current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Investor's commitment to illiquid investments is reasonable in relation to the Investor's net worth.

            (k) If the Investor is not a natural person, that (i) the individual executing this Agreement has appropriate authority to act on behalf of the Investor and (ii) the Investor is not an Investment Company, as defined under the Investment Company Act of 1940, as amended. If the Investor is a natural person, that he is a citizen of the United States of America, is at least 21 years old, and has the mental capacity to execute, deliver, and perform this Agreement. This Agreement has been duly executed and delivered by and on behalf of the Investor and constitutes the valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms.

            (l) The Investor has not distributed the Memorandum to any person, other than his investor representative or advisors, and no person other than the Investor and his investor representative or advisors have used the Memorandum.

            (m) The Investor certifies that (i) the social security or Federal taxpayer identification number shown on the signature page of this Agreement is true and complete and (ii) the Investor is not subject to backup withholding either because the Investor has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified the Investor that he is no longer subject to backup withholding.

            (n) The Investor understands that the Securities are being offered and sold hereby in reliance on specific exemptions from the registration requirements of the Act and that the Company is relying on the foregoing representations, warranties, agreements, undertakings, and acknowledgments in determining the availability of such exemptions and the Investor's suitability as the purchaser of the Securities.

         6. Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

            (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia, with requisite power and authority to own its properties and conduct its business as described in the Disclosure Documents, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the nature of the properties owned or leased by it makes such qualification necessary for the conduct of its business as described in the Disclosure Documents, except where the failure to be so qualified would not have a material adverse effect on the Company.

            (b) The Company has all requisite power and authority to issue, sell, and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement; and all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale, and delivery of the Shares has been validly and sufficiently taken. The shares of Common Stock issuable upon conversion of the Series B Preferred Stock when issued in accordance with its terms will be duly authorized, validly issued, fully paid, and nonassessable.

            (c) The Company is not in violation of any provision of its Articles of Incorporation or Bylaws or in default in the performance of any material obligation contained in any material agreement, indenture, or other instrument. The performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of the Articles of Incorporation or Bylaws of the Company, or any material agreement, indenture, or other instrument to which the Company is a party or by which it is bound, or (assuming the accuracy of the Investor's representations and warranties herein) any law, rule, administrative regulation, or decree of any court or governmental authority having jurisdiction over the Company or its properties, or result in the creation or imposition of any material lien, charge, claim, or encumbrance upon any property or asset of the Company. Except as required by the Act and applicable state securities or blue sky laws and except for the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Georgia, no consent, approval, authorization, or order of any court or governmental authority is required in connection with the consummation of the transactions contemplated by this Agreement. The rights granted to the Investor hereunder do not in any way conflict with and are not inconsistent with any rights granted to the holders of the Company's securities or debt instruments.

            (d) The Common Stock and the Convertible Debentures issuable upon conversion or exchange of the Series B Preferred Stock, as the case may be, upon such issuance, will conform to the description thereof contained in the Disclosure Documents. Except as described in the Disclosure Documents, there are no preemptive rights or other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation or Bylaws or any agreement or other instrument to which the Company is a party. Except as set forth in the Memorandum, neither the Offering nor the sale of the Shares as contemplated in this Agreement gives rise to any rights for or relating to the registration of any of the Securities.

            (e) The Company has full right, power, and authority to enter into this Agreement and this Agreement has been duly authorized, executed, and delivered by the Company and (assuming the accuracy of the Investor's representations and warranties herein) constitutes the legal, valid, and binding agreement of the Company enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (f) Except as set forth in the Disclosure Documents, there are no actions, suits, or proceedings pending before or by any court or governmental agency or authority, or any arbitrator, that seek to restrain or prohibit the consummation of the transactions contemplated hereby or that might reasonably be expected to result in any material adverse change in the financial condition, business, or results of operations of the Company and, to the best of the Company's knowledge, no such action, suit, or proceeding has been threatened.

            (g) The Company is not in violation of any law, ordinance, governmental rule or regulation, or court decree to which it may be subject and the Company has not failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain is likely to have a material adverse effect on the financial condition, business, or results of operations of the Company.

         7. Covenants of the Investor.

            (a) The Investor will not sell or otherwise dispose of any Securities, unless:

                (i) the Investor shall have advised the Company in writing that it intends to dispose of such Securities in a manner to be described in such advice, and counsel reasonably acceptable to the Company shall have delivered to the Company an opinion reasonably acceptable to the Company and its counsel that registration is not required under the Act or under any applicable securities laws of any jurisdiction; or

                (ii) a registration statement on an appropriate form under the Act, or a post-effective amendment to such registration statement, covering the proposed sale or other disposition of such Securities shall be in effect under the Act and such Securities or the proposed sale or other disposition thereof shall have been registered or qualified under applicable securities laws of any jurisdiction.

         The Investor acknowledges and agrees that the certificates representing the Securities shall bear the following legend (unless subsequently registered under the Act):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED, OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS THAT HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAWS."

         The Investor also acknowledges that the Company may place a stop transfer order against the transfer of any of the Securities, if necessary in the Company's reasonable judgment, in order to assure compliance by the Investor with the terms of this Agreement.

            (b) The Investor will not engage in any activity that would jeopardize the status of the Offering as an exempt transaction under the Act or under the laws of any state in which the Offering is made.

            (c) The Investor acknowledges that the representations, warranties, agreements, undertakings, and acknowledgments are made by the Investor with the intent that they be relied upon by the Company in determining whether to issue the Securities.

         8. Covenants of the Company. The Company covenants with the Investor that:

            (a) The Company will apply the net proceeds from the sale of the Shares to corporate purposes as more fully described in the Memorandum.

            (b) The Company will, so long as the Investor shall be the holder of any Securities, furnish to the Investor, as soon as practicable after the end of each fiscal year, an annual report with respect to such year (including financial statements audited by independent public accountants) and, as soon as practicable after the end of each quarterly period (other than the last quarterly period) of each fiscal year, a statement (which need not be audited), of the results of operations of the Company for such period, and, to the extent not otherwise furnished, promptly upon the filing thereof, copies of all reports filed by the Company with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

            (c) The Company shall at all times keep in reserve the number of shares of its Common Stock issuable from time to time upon the conversion of all outstanding shares of Series B Preferred Stock.

            (d) Neither the Company nor any of its officers, directors, or employees will engage in any activity that would jeopardize the status of the Offering as an exempt transaction under the Act or under the laws of any state in which the Offering is made.

            (e) The Company acknowledges that the representations, warranties, agreements, undertakings, and acknowledgments are made by the Company with the intent that they be relied upon by the Investor in determining whether to subscribe for the Shares.

         9. Registration Rights. The Company grants the Investor such registration rights with respect to shares of the Common Stock issuable upon conversion of the Series B Preferred Stock as are outlined in Annex I to this Agreement.

         10. Conditions to Obligations of the Investor. The obligations of the Investor under this Agreement are subject to the accuracy of the representations and warranties of the Company made in Section 6 hereof in all material respects, and to the performance by the Company of its other obligations under this Agreement to be performed at or prior to the Closing.

         11. Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the accuracy of the representations and warranties of the Investor made in Section 5 hereof, and the performance by the Investor of its other obligations under this Agreement to be performed at or prior to the Closing.

         12. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it ceases to be required to file such reports, it will, upon the request of the Investor, make publicly available other information that fulfills the information requirements set forth in Rule 144(c)(2)), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Common Stock issuable upon conversion of the Series B Preferred Stock without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Investor, the Company will deliver to it a written statement as to whether the Company has complied with such information disclosure and other requirements.

         13. Amendment of the Terms of the Offering or of the Securities.

             (a) The Company expressly reserves the right to amend at any time before the issuance of the Series B Preferred Stock the terms of this Agreement or the conditions that apply to the Series B Preferred Stock so that they comply with the requirements under the rules of the NASD or the Commission. The Investor shall be given written notice of any such amendment.

             (b) In the event that a material amendment, as reasonably determined by the Company, is made pursuant to this Section, the Investor shall have no more than two days from receipt of such notice to notify the Company, in writing, of its decision not to continue as a subscriber of the Series B Preferred Stock. If after two days the Investor has not expressed its decision in writing to the Company, it will be automatically understood that the obligations of the Investor under this Agreement shall remain in full force and effect.

         14. Liability of the Company. The Company shall not be liable to the Investor, for any reason, if the Series B Preferred Stock is not issued due to
(a) a fortuitous event or force majeure or (b) the amendment of the terms and conditions of this Agreement or the Series B Preferred Stock pursuant to Section 13 of this Agreement. Therefore, the damages caused to the Investor as a result of any of the aforementioned events shall not be compensated.

         15. Expenses. The Company agrees that it will pay all costs and expenses incurred in connection with the Offering.

         16. Notices.

             (a) Any notice required to be given or delivered to the Investor shall be mailed first class, postage prepaid, return receipt requested, or hand delivered to the Investor's address shown on the signature page hereof or sent by facsimile to the Investor.

            (b) Any notice required to be given or delivered to the Company shall be mailed first class, postage prepaid, return receipt requested, to:

                        HIE, Inc.
                        1850 Parkway Place
                        Suite 1100
                        Marietta, Georgia 30067
                        Attn: Joseph A. Blankenship,
                              Chief Financial Officer

         17. Survival of Representations and Warranties. All representations, warranties, and agreements hereunder shall survive execution of this Agreement and delivery of the Securities.

         18. Governing Law. This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed wholly within that State.

                       [SIGNATURES CONTAINED ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date first above written.

The terms of the foregoing including      IF THE PURCHASER IS ONE OR MORE
the subscription described therein are    INDIVIDUALS (ALL INDIVIDUALS MUST
agreed to and accepted this  ____ day     SIGN):
of ___________, 1999:

                                          --------------------------------------
HIE, INC.                                 (Type or print name of beneficial
                                          owner)


                                          --------------------------------------
                                          Signature of prospective purchaser

By:
   ----------------------------------
   Joseph A. Blankenship, Chief           --------------------------------------
   Financial Officer                      Social Security Number


                                          --------------------------------------
                                          (Type or print name of additional
                                          purchaser)


                                          --------------------------------------
                                          Signature of spouse, joint tenant,
                                          tenant in common, or other signature,
                                          if required


                                          --------------------------------------
                                          Social Security Number


                                          --------------------------------------

                                          --------------------------------------
                                          Address

                                          IF PURCHASER IS A CORPORATION,
                                          PARTNERSHIP OR OTHER ENTITY:

                                          --------------------------------------
                                          (Name of Entity - Please Print)


                                          --------------------------------------
                                          Taxpayer Identification Number


                                          --------------------------------------
                                          By:
                                                 -------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------

                                 REVISED ANNEX I


                               REGISTRATION RIGHTS

         Holders of the Series B Preferred Stock (the "Holders") will be granted registration rights, as described below, for the shares of Common Stock underlying the Series B Preferred Stock.

         1. Shelf Registration by the Company. The Company agrees to file with the Securities and Exchange Commission (the "Commission"), no later than the date of the filing by the Company of its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1999, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to resales by the Holders of the underlying shares of the Company's Common Stock issued to such Holders upon conversion of the Series B Preferred Stock (such underlying shares of Common Stock referred to herein as the "Underlying Shares"). The registration provided by this Section shall be effected by the filing of a Registration Statement on Form S-3 or such other form as the Company in its sole discretion determines to be available and appropriate for the registration of resales of the Underlying Shares by the Holders, which shall provide for sales to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) in accordance with the intended method or methods of disposition designated by the Holders; provided, however, that not more than one underwritten offering shall be made pursuant to such registration statement. The Company agrees to keep the registration statement filed pursuant to this Section 1 effective and current for a period to expire upon the earlier of (a) one year following the date of initial issuance of the Series B Preferred Stock or (b) the date that all of the Underlying Shares covered by the registration statement have been sold by the Holders.

         2.       Piggyback Registration.

                  (a) If the Company shall propose the registration under the Securities Act of an offering of any of its Common Stock to be sold for cash, whether or not for its own account, pursuant to a firm commitment underwritten offering (other than a registration relating to either (1) a dividend reinvestment, stock option, stock purchase or similar plan, (2) a transaction pursuant to Rule 145 under the Securities Act, or (3) a merger, consolidation or reorganization), the Company, on each such occasion, shall as promptly as practicable but in no event later than ten (10) days prior to the proposed filing date of the registration statement give written notice (the "Notice") to the Holders of its intention to effect such registration, and the Holders shall be entitled, on each such occasion, to request to have all or a portion of the Underlying Shares included in such registration statement. Upon the written request of the Holders that the Company include any Underlying Shares in such registration statement (which request shall state the number of the Underlying Shares for which registration is sought), given within ten (10) days after the giving of the Company's Notice, the Company shall use its reasonable efforts to cause such Underlying Shares to be so included in the offering covered by such registration statement, subject to the limitations hereinafter set forth. Subject to the provisions of Section 2(b), a Holder may request registration of some or all of its Underlying Shares pursuant to this Section 2(a) on not more than two occasions.

                  (b) The registration of some or all of such Underlying Shares pursuant to this Section 2 may be conditioned or restricted if, in the case of a registration statement which also includes shares to be sold for the account of the Company in an underwritten offering, in the judgment of the managing underwriter of such proposed offering, inclusion thereof in such registration statement will have an adverse impact on the marketing of the securities to be offered by the Company (provided that such conditions or restrictions apply on a proportional basis not only to the Underlying Shares but also to all other securities to be included other than those to be offered for the Company's own account). If such managing underwriter shall require that the number of Underlying Shares to be offered by the Holders be reduced or eliminated, the Holder shall have the right to withdraw its request for registration pursuant to this Section 2, and such request shall not be counted for purposes of determining, pursuant to Section 2(a), the number of registration requests which a Holder is entitled to make.

                  (c) The Company shall not be obligated to honor any request by a Holder under this Section 2 if (i) the Holder could then sell under Rule 144 promulgated under the Securities Act the number of Underlying Shares the Holder proposes to have registered under Section 2 or (ii) the request is made more than two years following the date of initial issuance by the Company of the Series B Preferred Stock.

         3.       Registration Procedures and Obligations.

                  (a) If and whenever the Company is obligated by the provisions of this Annex to effect the registration of any Underlying Shares under the Securities Act, the Company shall:

                           (i) Prepare and file with the Commission a
                  registration statement with respect to such securities on such form as the Company deems appropriate and is permitted or qualified to use and shall use all reasonable efforts to cause such registration statement to become and remain effective as provided herein; provided, that in the case of any registration pursuant to Section 2, such preparation and filing may be delayed in the sole discretion of the Company, without prejudice to the rights of the Holders pursuant to
                  Section 2.

                           (ii) Furnish to the Holders at a reasonable time
                  prior to the filing thereof with the Commission a copy of the registration statement in the form in which the Company proposes to file the same; not later than one day prior to the filing thereof, a copy of any amendment (including any post-effective amendment) to such registration statement; and promptly following the effectiveness thereof, a conformed copy of the registration statement as declared effective by the Commission and of each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference.

                           (iii) Furnish to the Holders such number of copies of
                  such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Underlying Shares owned by them.

                           (iv) Use all reasonable efforts to register and
                  qualify the Underlying Shares covered by the registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Underlying Shares owned by the Holders in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions, or to maintain the effectiveness of any such registration or qualification for any period during which it is not required to maintain the effectiveness of the related registration statement under the Securities Act.

                           (v) Promptly notify the Holders of the happening of
                  any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Holders, and subject to the further provisions of Section 4(b), the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Underlying Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                           (vi) Enter into such customary agreements in form and
                  substance satisfactory to the Company and take such other customary actions as may be reasonably requested in order to expedite or facilitate the disposition of such Underlying Shares.

                           (vii) Make reasonably available for inspection by the
                  Holders pursuant to such registration statement and any attorney or accountant retained by the Holders, all financial and other records, pertinent corporate documents and properties of the Company, and use all reasonable efforts to cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by the Holders, its attorney or its accountant in connection with such registration statement, in each case as and to the extent necessary to permit the Holders to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, the Holders and any transferee(s) of the Holders hereunder shall, to the extent practicable, coordinate investigation and due diligence efforts hereunder and, to the extent practicable, will act through a single set of counsel and a single set of accountants and will enter into confidentiality agreements with the Company in form and substance reasonably satisfactory to the Company and the Holders prior to receiving any confidential or proprietary information of the Company.

                           (viii) Promptly notify the Holders of the following
                  events and (if requested by the Holders) confirm such notification in writing: (w) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (x) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (y) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (z) the receipt by the Company of any notification with respect to the suspension of the qualification of the Underlying Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

                           (ix) Cooperate with the Holders to facilitate the
                  timely preparation and delivery of certificates representing the Underlying Shares to be sold and not bearing any restrictive legends, and enable such Underlying Shares to be in such lots and registered in such names as the Holders may request at least two (2) business days prior to any delivery of the Underlying Shares to the purchaser.

                           (x) Prior to the effectiveness of the registration
                  statement and any post-effective amendment thereto, (A) make such representations and warranties to the Holders and the underwriters, if any, with respect to the Underlying Shares and the registration statement as are customarily made by issuers in similar underwritten offerings; (B) deliver such documents and certificates as may be reasonably requested (1) by the Holders, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (C) obtain opinions of counsel to the Company (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings.

                           (xi) Otherwise use its best efforts to comply with
                  all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any fiscal quarter (or ninety (90) days, if such fiscal quarter end is a fiscal year end) beginning with the first fiscal quarter of the Company commencing after the effective date of the registration statement.

                  (b) The Company's obligations with respect to and compliance with the registration statement provisions set forth herein shall be expressly conditioned upon the Holder's compliance with the following:

                      (i) the Holders shall cooperate with the Company in
                  connection with the preparation of the registration statement, and for so long as the Company is obligated to keep the registration statement effective, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Holders and the plan(s) of distribution of the Underlying Shares as may be necessary to enable the Company to prepare the registration statement and prospectus covering the Underlying Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

                      (ii) During such time as the Holders may be engaged in
                  a distribution of the Underlying Shares, the Holders shall comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and pursuant thereto, shall, among other things: (w) not engage in any stabilization activity in connection with the securities of the Company in contravention of the rules comprising Regulation M; (x) distribute the Underlying Shares solely in the manner described in the registration statement; (y) cause to be furnished to each broker through whom the Underlying Shares may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (z) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.

                  (c) The Company shall bear the expenses of registration of the Underlying Shares pursuant to Sections 1 and 2; provided, however, that each of the Holders shall be responsible for the fees and expenses of its own counsel, its own accountants and other experts retained by it with respect to such registration and resales, all underwriting discounts or brokerage fees or commissions relating to the sale of the Underlying Shares, and all transfer taxes and other similar expenses of the sale of the Underlying Shares.

         4.       Holdback Agreements.

                  (a) Notwithstanding any provision of this Agreement to the contrary, in the event the Company notifies the Holders, in writing and no later than ten (10) days prior to the proposed filing date that the Company intends to file a registration statement in connection with an underwritten offering of any of its capital stock, the Holders shall refrain from selling or otherwise distributing, except in accordance with the provisions of Section 2 hereunder, any Underlying Shares within the period beginning up to seven days prior to the effective date of such registration statement (or on such later date that the Company notifies the Holders, in writing, that such period has begun) and ending up to 120 days after such effective date (or on such earlier date that the Company notifies the Holders that such period has ended) (the "Offering Restricted Period"). In the event the Holder's Underlying Shares are not included in such a registered underwritten offering pursuant to
Section 2 hereof, the Company's obligation under Section 1 to keep the registration statement filed pursuant to Section 1 current and effective shall be extended for a number of days equal to the Offering Restricted Period, or, if earlier, until the date on which all of the Underlying Shares have been disposed of.

                  (b) Notwithstanding anything set forth herein to the contrary, each of the Holders agrees that it will give the Company prior oral notice, directed to its Chief Executive Officer or its Chief Financial Officer, confirmed immediately in writing by facsimile transmission, of its intention to sell any Underlying Shares under the shelf registration statement to be filed by the Company pursuant to Section 1 hereof, which notice shall be given not less than two (2) days in advance of any such proposed sale. In the event that the Company thereafter informs the Holders that there exist bona fide financing, acquisition or other plans of the Company or other matters which would require disclosure by the Company of information, the premature disclosure of any of which would adversely affect or otherwise be detrimental to the Company, or that the Company desires to amend the registration statement or to supplement the prospectus in order to disclose material information required to be disclosed in the prospectus in order to correct an untrue statement of a material fact or to disclose an omitted fact that is required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Holders shall refrain from selling Underlying Shares until the earlier to occur of the date (x) the Company notifies the Holders that it has filed with the Commission an amendment or supplement to the prospectus included in the shelf registration statement, or (y) the Company notifies the Holders that the potentially disclosable event no longer exists and that the prospectus included in the shelf registration statement does not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading (each of which is a "Disclosure Restricted Period"). The Company's obligation under Section 1 to keep the registration statement filed pursuant to Section 1 current and effective shall be extended for a number of days equal to the Disclosure Restricted Period, or, if earlier, until the date on which all of the Underlying Shares have been disposed of.

         5.       Indemnification and Contribution.

                  (a) By the Company. In connection with the registration under the Securities Act of the Underlying Shares pursuant to this Annex, the Company shall indemnify and hold harmless the Holder(s) and each other person, if any, who controls any of the Holder(s) within the meaning of Section 15 of the Securities Act ("controlling persons"), against any expenses, losses, claims, damages, liabilities or costs (including without limitation court costs and attorneys' fees), joint or several (or actions in respect thereof) ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which the Underlying Shares were registered under the Securities Act, in any preliminary prospectus (if used prior to the effective date of such registration statement) or in any final Prospectus or in any post-effective amendment or supplement thereto (if used during the period the Company is required to keep the registration statement effective) (the "Disclosure

Documents"), or (ii) any omission or alleged omission to state in any of the Disclosure Documents a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (iii) any violation of any federal or state securities laws or rules or regulations thereunder committed by the Company in connection with the performance of its obligations under this Annex; and the Company will reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality with respect to any offering of securities pursuant to this Annex; provided, however, that the Company shall not be liable to an indemnified party or any other Holder(s) or controlling person of any other Holder(s) in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or omission or alleged omission (x) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to the Company by such indemnified party for use therein, or (y) made in any preliminary prospectus if a copy of the final prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of the Underlying Shares to such person and the untrue statement or omission concerned had been corrected in such final Prospectus and copies thereof had timely been delivered by the Company to such indemnified party, or (z) made in any prospectus used by such indemnified party if a court of competent jurisdiction finally determines that at the time of such use such indemnified party had actual knowledge of such untrue statement or omission; or (ii) the use of any prospectus after such time as the Company has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or the use of any prospectus after such time as the obligation of the Company to keep the same current and effective has expired. In determining the actual knowledge of an indemnified party for purposes of clause (i)(z) above, the actual knowledge (without any requirement of due inquiry) of a controlling person of the Holder(s) who is also a director of the Company shall be imputed to the Holder(s) (and its other controlling persons).

                  (b) By the Holder(s). In connection with the registration under the Securities Act of the Underlying Shares of the Holder(s) pursuant to this Annex, the Holder(s) receiving the Underlying Shares shall, severally, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each other Holder(s) and each controlling person of such Holder(s) against any Losses to which such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such indemnifying party for use therein; (ii) the use by such indemnifying party of any prospectus after such time as the Company has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or after such time as the obligation of the Company to keep the registration statement effective and current has expired, or (iii) any information given or representation made by such indemnifying party in connection with the sale of the Underlying Shares which is not contained in and not in conformity with the prospectus (as amended or supplemented at the time of the giving of such information or making of such representation); and such indemnifying party shall reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such claims with respect to any offering of securities pursuant to this Annex.

                  (c) Actions Commenced. If a third party commences any action or proceeding against an indemnified party related to any of the matters subject to indemnification under subsections (a) or (b) hereof, such indemnified party shall promptly give notice to the indemnifying party in writing of the commencement thereof, but failure so to give notice shall not relieve the indemnifying party from any liability which it may have hereunder unless the indemnifying party is prejudiced thereby.

                      The indemnifying party shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel satisfactory to the indemnified party, if it notifies the indemnified party in writing of its intention to do so within 20 days of its receipt of the notice from the indemnified party without prejudice, however, to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's expense unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would represent a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party), in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party, or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying party chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith. The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment against the indemnified party (or settle any claim involving an admission of fault on the part of the indemnified party), except with the consent of the indemnified party (which consent shall not be unreasonably withheld).

                  (d) Contribution. If the indemnification provided for in subsections (a) or (b) is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Company or the Holder(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.